UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2023

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 22, 2023, Silicon Laboratories Inc. (the “Company”) issued a notice of redemption to the holders of its outstanding 0.625% Convertible Senior Notes due 2025 (the “Notes”), pursuant to which it would redeem all of the outstanding Notes for cash at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any (the “Redemption”). The Redemption was scheduled to occur on June 20, 2023, unless earlier converted. Prior to the consummation of the Redemption, the holders of the Notes were entitled to convert such Notes into shares of the Company’s common stock at a rate of 8.1980 shares per $1,000 principal amount of Notes, which is equivalent to a conversion price of $121.98 per share. Such conversion right expired on June 16, 2023 (the “Conversion Deadline”). Holders who converted prior to the Conversion Deadline were also entitled to an additional 0.4101 shares per $1,000 principal amount of Notes pursuant to Section 14.03 of the Indenture governing the Notes, dated June 1, 2020 (the “Indenture”).

On or prior to the Conversion Deadline, the Company received conversion notices from the holders of 99.74% of the Notes representing $533.6 million outstanding principal amount thereof (the “Conversions”). In satisfaction of the conversion notices, the Company paid $533.6 million in cash and issued 919,897 shares of common stock to the holders of the Notes, as well as $47 thousand in lieu of fractional shares, in accordance with the terms of the indenture governing the Notes. Notes representing $1.4 million outstanding principal amount were redeemed at par, plus accrued interest. Upon the Company’s settlement of the Conversions and Redemption, all of the Notes ceased to be outstanding and the entire principal amount of the Notes was deemed paid in full, interest ceased to accrue and all accrued and unpaid interest on the Notes was deemed paid in full, and all rights of holders of the Notes terminated. The Company relied upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and upon similar exemptions under applicable state laws, in connection with the Conversions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

June 21, 2023	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)